UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 11, 2010

FASTENAL COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	1-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard Winona, Minnesota		55987-1500
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (507) 454-5374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 11, 2010, the Board of Directors adopted Restated Bylaws of the registrant. The Restated Bylaws include amendments to the registrant’s bylaws which permit shareholder meetings by remote communication, adopt advance notice requirements for the nomination of directors and shareholder proposals and make certain other ministerial changes to the registrant’s bylaws.

The advance notice provisions are in Section 9 of Article II of the registrant’s bylaws. These provisions require that notice of shareholder nominations of directors and shareholder proposals be given to the registrant not less than 120 days before the first anniversary of the date of the preceding year’s regular meeting of shareholders or, if the date of the registrant’s regular meeting is more than 30 days before or 60 days after such anniversary date, not less than 120 days before such regular meeting (or, if later, within 10 days after the first public announcement of the date of such meeting). The Restated Bylaws also specify the required content of such notice and specify that failure to give timely notice will result in a defective nomination or a proposal that may not be properly brought before the meeting. Section 9 of Article II does not apply to any shareholder proposal made pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934. A copy of the Restated Bylaws is attached as an exhibit to this filing, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.2	Restated By-Laws of Fastenal Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTENAL COMPANY

Date: October 15, 2010	/s/ Daniel L. Florness
Daniel L. Florness
Chief Financial Officer

EXHIBIT INDEX

3.2	Restated By-Laws of Fastenal Company	Electronically Filed